      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996
                                                    REGISTRATION NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
               (Exact name of issuer as specified in its charter)

         Massachusetts                                 04-2348234
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

One Technology Way, Norwood, MA                        02062-9106
(Address of Principal Executive Offices)               (Zip Code)

                         THE INVESTMENT PARTNERSHIP PLAN
                            (Full title of the plan)

                    Paul P. Brountas, Esq., c/o Hale and Dorr
                  60 State Street, Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

                              CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------
                                                         Proposed
     Title of                           Proposed          Maximum
    Securities          Amount           Maximum         Aggregate          Amount of
      to be             to be         Offering Price     Offering         Registration
   Registered (1)     Registered       Per Share (2)     Price (2)           Fee (2)
- --------------------------------------------------------------------------------------
 Common
 Stock,           3,000,000 Shares        $18.375      $55,125,000.00      $19,008.62
 $.16 2/3
- --------------------------------------------------------------------------------------


         (1) There may also be offered shares of Common Stock of the Registrant which may be issued to participants in The Investment Partnership Plan by reason of future stock dividends, exchange rights or stock splits. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold under The Investment Partnership Plan.

         (2) Estimated solely for the purpose of calculating the registration fee in accordance with sections (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on July 16, 1996.



                                   Page 1 of 8
                              Exhibit Index on Page

                     Statement of Incorporation by Reference

        This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements listed below relating to the Registrant's employee benefit plans formerly entitled The Investment Partnership Plan ("TIP I") and the Choice Pay Plan ("Choice I"). TIP I was merged into Choice I which was renamed The Investment Partnership Plan which is referred to herein as "The Investment Partnership Plan (formerly the Choice Pay
Plan)." The following Registration Statements are incorporated herein: (i) a Registration Statement on Form S-8, File No. 2-95495 (relating to TIP I), (ii) a Registration Statement on Form S-8, File No. 33-2502 (relating to TIP I),
(iii) a Registration Statement on Form S-8, File No. 33-43128 (relating to Choice I), and (iv) the Annual Report of The Investment Partnership Plan (formerly the Choice Pay Plan) on Form 11-K for the year ended December 31, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 19th day of July, 1996.


                                       ANALOG DEVICES, INC.



                                       By:  /s/ Ray Stata
                                            -----------------------------------
                                            Ray Stata
                                            Chairman of the Board
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Ray Stata, Jerald G. Fishman and Joseph
E. McDonough, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments (including post-effective amendments) to said Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any such Registration Statement and any and all amendments thereto.

         Witness our hands and common seal on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                            Date
     ---------                       -----                            ----
(i)  Principal Executive
     Officers


/s/ Ray Stata                 Chairman of the Board         )
- ------------------------
    Ray Stata                 Chief Executive Officer,      )
                              and Director                  )     July 19, 1996
                                                            )
                                                            )
                                                            )
/s/ Jerald G. Fishman         President, Chief Operating    )
- ------------------------
    Jerald G. Fishman         Officer and Director          )
                                                            )
                                                            )
                                                            )

(ii) Principal Financial                                    )
       Officer and Principal                                )
       Accounting Officer                                   )
                                                            )
                                                            )
                                                            )
/s/ Joseph E. McDonough       Vice President-Finance        )
- ---------------------------   and Chief Financial           )
    Joseph E. McDonough       Officer                       )    July 19, 1996
                                                            )
                                                            )
                                                            )
                                                            )
(iii) Board of Directors                                    )
                                                            )
                                                            )
                                                            )
/s/ John L. Doyle             Director                      )
- ---------------------------                                 )
    John L. Doyle                                           )
                                                            )
                                                            )
                                                            )
/s/ Samuel H. Fuller          Director                      )    July 19, 1996
- ---------------------------                                 )
    Samuel H. Fuller                                        )
                                                            )
                                                            )
                                                            )
/s/ Philip L. Lowe            Director                      )
- ---------------------------                                 )
    Philip L. Lowe                                          )
                                                            )
                                                            )
                                                            )
/s/ Gordon C. McKeague        Director                      )
- ---------------------------                                 )
    Gordon C. McKeague                                      )
                                                            )
                                                            )
                                                            )
/s/ Joel Moses                Director                      )
- ---------------------------                                 )
    Joel Moses                                              )
                                                            )
                                                            )
/s/Lester C. Thurow           Director                      )
- ---------------------------                                 )
   Lester C. Thurow                                         )

                                  EXHIBIT INDEX

Exhibit
Number                             Description
- -------                            -----------
4.01     Restated Articles of Organization of the Registrant, as amended
         (incorporated herein by reference to the Registrant's Form S-8, dated as of May 30, 1996).

4.02 By-Laws of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31,
         1992).

4.03     Rights Agreement, as amended, between the Registrant and The First
         National Bank of Boston, as Rights Agent (incorporated herein by reference to a Form 8 filed on June 27, 1989 amending the Registration
         Statement on Form 8-A relating to Common Stock Purchase Rights).

5.01     Opinion of Hale and Dorr.

23.01    Consent of Hale and Dorr (included in Exhibit 5.01).

23.02    Consent of Ernst & Young LLP.

24.01    Powers of Attorney (included on pages 4-5).



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